SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): September 13, 2002

BLUE COAT SYSTEMS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-28139	91-1715963
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

650 Almanor Avenue
Sunnyvale, California 94085
(408) 220-2200
(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

Item 5.    Other Events.

On September 12, 2002, the Board of Directors and stockholders of Blue Coat Systems, Inc. (the “Company”) approved a one-for-five reverse stock split of the Company’s outstanding shares of common stock. The reverse stock split is effective September 16, 2002. Further details regarding the reverse stock split are contained in the Company’s press release dated September 13, 2002, attached as Exhibit 99.1 hereto.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

EXHIBITS.

99.1	Press Release dated September 13, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE COAT SYSTEMS, INC.

By:	/s/ ROBERT VERHEECKE
Robert Verheecke Vice President, Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)

DATE: September 16, 2002

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release dated September 13, 2002.